As filed with the Securities and Exchange Commission on September 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W

Washington, D.C. 20037-1701

(Address of principal executive offices) (Zip code)

Danaher Corporation and Subsidiaries Retirement and Savings Plan;

Danaher Corporation and Subsidiaries Savings Plan

(Full title of the plan)

James F. O’Reilly

Vice President, Associate General Counsel and Secretary

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Danaher Corporation Common Stock, par value $0.01 per share (“Common Stock”)	4,000,000(1)(2)	$77.78(3)	$311,120,000(3)	$31,330
Interest in the Danaher Corporation & Subsidiaries Retirement and Savings Plan	(4)	(5)	(5)	(5)
Interest in the Danaher Corporation & Subsidiaries Savings Plan	(4)	(5)	(5)	(5)

(1)	Represents the number of shares of Common Stock that may be acquired by the Danaher Corporation & Subsidiaries Retirement & Savings Plan or the Danaher Corporation & Subsidiaries Savings Plan (the “Plans”) in connection with a participant’s election to invest a portion of his or her interest in such Plan in a fund that invests in Common Stock.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the Plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Determined on the basis of the average of the high and low sale price of Common Stock as reported on the NYSE on September 9, 2016 of $77.78, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.
(4)	Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Plans.
(5)	Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate fee is required to register plan interests.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Danaher Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 4,000,000 shares of the Registrant’s common stock, par value $0.01 per share, for issuance pursuant to the Danaher Corporation & Subsidiaries Retirement and Savings Plan and the Danaher Corporation & Subsidiaries Savings Plan (the “Plans”) as a result of such adjustment. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-107500, filed with the Commission on July 31, 2003, Registration Statement No. 333-117678, filed with the Commission on July 27, 2004 and Registration Statement No. 333-159057, filed with the Commission on May 8, 2009, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Danaher Corporation & Subsidiaries Retirement and Savings Plan

4.2	Danaher Corporation & Subsidiaries Savings Plan

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages of this registration statement)

The Company previously received determination letters from the Internal Revenue Service (the “IRS”) that the Retirement & Savings Plan and the Savings Plan are each qualified plans under the Internal Revenue Code. The Company hereby undertakes to submit any amendments to the Plans to the IRS in a timely manner, and will make all changes required by the IRS in order to maintain the tax qualifications of the plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 13th day of September, 2016.

DANAHER CORPORATION

By:	/s/ DANIEL L. COMAS
Name: Daniel L. Comas Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian W. Ellis and James F. O’Reilly and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 13, 2016.

Signature	Title	Date

/s/ THOMAS P. JOYCE, JR. Thomas P. Joyce, Jr.	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 13, 2016

/s/ DANIEL L. COMAS Daniel L. Comas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 13, 2016

/s/ ROBERT S. LUTZ Robert S. Lutz	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 13, 2016

/s/ STEVEN M. RALES Steven M. Rales	Chairman of the Board	September 13, 2016

/s/ MITCHELL P. RALES Mitchell P. Rales	Chairman of the Executive Committee	September 13, 2016

/s/ DONALD J. EHRLICH Donald J. Ehrlich	Director	September 13, 2016

/s/ LINDA HEFNER FILLER Linda Hefner Filler	Director	September 13, 2016

/s/ ROBERT J. HUGIN Robert J. Hugin	Director	September 13, 2016

/s/ TERI LIST-STOLL Teri List-Stoll	Director	September 13, 2016

/s/ WALTER G. LOHR, JR. Walter G. Lohr, Jr.	Director	September 13, 2016

/s/ JOHN T. SCHWIETERS John T. Schwieters	Director	September 13, 2016

/s/ ALAN G. SPOON Alan G. Spoon	Director	September 13, 2016

/s/ ELIAS A. ZERHOUNI Elias A. Zerhouni, M.D.	Director	September 13, 2016

PLAN SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Danaher Corporation & Subsidiaries Retirement and Savings Plan trustee or other person who administers the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the District of Columbia, on September 13, 2016.

DANAHER CORPORATION & SUBSIDIARIES RETIREMENT AND SAVINGS PLAN

By: DANAHER CORPORATION, Plan Sponsor

By: /s/ Daniel L. Comas Daniel L. Comas Executive Vice President — Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Danaher Corporation & Subsidiaries Savings Plan trustee or other person who administers the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the District of Columbia, on September 13, 2016.

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

By: DANAHER CORPORATION, Plan Sponsor

By: /s/ Daniel L. Comas Daniel L. Comas Executive Vice President — Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Danaher Corporation & Subsidiaries Retirement and Savings Plan

4.2	Danaher Corporation & Subsidiaries Savings Plan

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages of this registration statement)